EXHIBIT 10.1

[Execution Version]

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement, dated as of February 19, 2010, (this "Amendment"), is entered into by HELIX ENERGY SOLUTIONS GROUP, INC., a Minnesota corporation (the "Borrower"), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.

INTRODUCTION

Reference is made to the Credit Agreement dated as of July 3, 2006 (as modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the Administrative Agent.

The Borrower has requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain amendments to the Credit Agreement.

THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1. Definitions; References.  Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendment of Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

"Consolidated Funded Senior Secured Indebtedness" means all Consolidated Funded Indebtedness that is secured by a Lien on any property, other than Indebtedness owing to the United States Department of Transportation in connection with the Title XI financing of the Q4000.

"Consolidated Senior Secured Leverage Ratio" means, as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Funded Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.  For purposes of calculating the Consolidated Senior Secured Leverage Ratio as of any date, Consolidated EBITDA shall be calculated on a pro forma basis (as certified by the Borrower to the Administrative Agent and as reasonably approved by the Administrative Agent) assuming that (without duplication) all Acquisitions and other asset acquisitions, mergers and consolidations made and (without duplication) all Dispositions and other asset dispositions completed, and any Indebtedness incurred or repaid in connection therewith, during the four consecutive fiscal quarters then most recently ended have been made or incurred or repaid on the first day of such period (but without any adjustment for projected cost savings or other synergies.

(b) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Applicable Margin" in its entirety with the following:

"Applicable Margin" means, from time to time, the following percentages per annum, based, in the case of Revolving Credit Loans and Letter of Credit Fees, upon the Consolidated Leverage Ratio and status of the applicable Revolving Credit Lender as an Extending Revolving Credit Lender or Non-Extending Revolving Credit Lender, and, in the case of Term Loans, upon the Consolidated Leverage Ratio, as set forth below:

Applicable Margin – Non-Extending Revolving Credit Lenders
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate (Revolving Credit Loans) +	Letters of Credit	Base Rate (Revolving Credit Loans) +
1	Less than 0.75x	0.20%	1.00%	1.00%	0.00%
2	Greater than or equal to 0.75x but less than 1.25x	0.25%	1.25%	1.25%	0.25%
3	Greater than or equal to 1.25x but less than 1.75x	0.30%	1.50%	1.50%	0.50%
4	Greater than or equal to 1.75x but less than 2.25x	0.375%	1.75%	1.75%	0.75%
5	Greater than or equal to 2.25x but less than 2.75x	0.375%	2.00%	2.00%	1.00%
6	Greater than or equal to 2.75x but less than 4.5x	0.50%	2.25%	2.25%	1.25%
7	Greater than or equal to 4.5x	0.50%	2.75%	2.75%	1.75%

Applicable Margin – Extending Revolving Credit Lenders
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate (Revolving Credit Loans) +	Letters of Credit	Base Rate (Revolving Credit Loans) +
1	Less than 1.50x	0.50%	3.00%	3.00%	2.00%
2	Greater than or equal to 1.50x but less than 2.00x	0.50%	3.25%	3.25%	2.25%
3	Greater than or equal to 2.00x but less than 2.50x	0.50%	3.50%	3.50%	2.50%
4	Greater than or equal to 2.50x but less than 3.00x	0.50%	3.75%	3.75%	2.75%
5	Greater than or equal to 3.00x but less than 4.5x	0.50%	4.00%	4.00%	3.00%
6	Greater than or equal to 4.5x	0.50%	4.50%	4.50%	3.50%

For the avoidance of doubt, to the extent a Revolving Credit Lender has both an Extended Revolving Credit Commitment and a Non-Extended Revolving Credit Commitment, the foregoing Applicable Margins shall apply ratably to the Obligations owing to such Lender in proportion to the percentage of the Extended Revolving Credit Commitment and Non-Extended Revolving Credit Commitment, respectively, comprising such Lender's Revolving Credit Commitment.

Applicable Margin
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate – Term Loans	Base Rate – Term Loans
1	Less than 4.5x	2.25%	1.25%
2	Greater than or equal to 4.5x	2.50%	1.50%

Initially, the Applicable Margin for Revolving Credit Loans, Letter of Credit Fees and Term Loans shall be determined based upon the Consolidated Leverage Ratio specified in the Compliance Certificate delivered by the Borrower for the fiscal quarter ending September 30, 2009.  Thereafter, any increase or decrease in the Applicable Margin for Revolving Credit Loans, Letter of Credit Fees and Term Loans resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate indicating such change is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 7, in the case of Non-Extending Revolving Credit Lenders, Pricing Level 6 in the case of Extending Revolving Credit Lenders, and Pricing Level 2, in the case of Term Lenders, shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate is delivered to the Administrative Agent.

(c) The Credit Agreement is hereby amended by replacing Section 7.11(b) in its entirety with the following:

(b)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the following amounts for each of the following corresponding periods:

Period	Ratio
For the fiscal quarter ending December 31, 2009	3.50 to 1.00
For the fiscal quarter ending March 31, 2010	5.00 to 1.00
For the fiscal quarter ending June 30, 2010	5.50 to 1.00
For the fiscal quarter ending September 30, 2010	5.00 to 1.00
For the fiscal quarter ending December 31, 2010	4.50 to 1.00
For the fiscal quarter ending March 31, 2011 and thereafter	4.00 to 1.00

(d) The Credit Agreement is hereby amended by inserting the following Section 7.11(d) in appropriate alphabetical order:

(d)           Consolidated Senior Secured Leverage Ratio.  Permit the Consolidated Senior Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the following amounts for each of the following corresponding periods:

Period	Ratio
For the fiscal quarters ending March 31, 2010 and June 30, 2010	2.50 to 1.00
For the fiscal quarter ending September 30, 2010	2.25 to 1.00
For the fiscal quarter ending December 31, 2010 and thereafter	2.00 to 1.00

(e) The Credit Agreement is hereby amended by replacing Exhibit D in its entirety with Exhibit D attached hereto.

Section 3. Representations and Warranties.  The Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action, (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrower and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; (d) no Default or Event of Default exists under the Loan Documents; and (e) the Liens under the Security Documents are valid and subsisting.

Section 4. Effect on Credit Documents.  Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed.  Nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated.  The Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement.  This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

Section 5. Effectiveness.  This Amendment shall become effective, and the Credit Agreement shall be amended as provided for herein, upon the satisfaction on or prior to February 26, 2010, of the following conditions:

(a) the Administrative Agent (or its counsel) shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of the Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby;

(b) the Administrative Agent (or its counsel) shall have received each of the items listed on the Closing Documents List attached hereto as Exhibit A, each in form and substance reasonably acceptable to the Administrative Agent and, where applicable, duly executed and delivered by a duly authorized officer of each applicable Loan Party; and

(c) the Administrative Agent shall have received, or shall concurrently receive (i) for the account of each applicable Lender, an amendment fee as mutually agreed between the Borrower and such Lenders, and (ii) for the account of the applicable Person, payment of all other fees payable in connection with this Amendment.

Section 6. Reaffirmation of Guaranty.  By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower's obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Amendment.

Section 7. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Miscellaneous.  The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment.  This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically and by telecopier.

Section 9. ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature page follows]

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EXECUTED as of the first date above written.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:
Name:
Title:

CANYON OFFSHORE, INC., a Texas corporation
CANYON OFFSHORE INTERNATIONAL CORP., a Texas corporation
ENERGY RESOURCE TECHNOLOGY GOM, INC., a Delaware corporation
HELIX INGLESIDE LLC, a Delaware limited liability company
HELIX OFFSHORE INTERNATIONAL, INC., a Texas corporation
HELIX SUBSEA CONSTRUCTION, INC., a Delaware corporation
HELIX VESSEL HOLDINGS LLC, a Delaware limited liability company
NEPTUNE VESSEL HOLDINGS LLC, a Delaware limited liability company
VULCAN MARINE HOLDINGS LLC, a Delaware limited liability company
VULCAN MARINE TECHNOLOGY LLC, a Delaware limited liability company
HELIX WELL OPS INC., a Texas corporation

By:
Name:
Title:

Signature Page to Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Amendment No. 3 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

Signature Page to Amendment No. 3 to Credit Agreement

[other signature pages provided separately]

Signature Page to Amendment No. 3 to Credit Agreement